Exhibit 5

[Letterhead of Breyer & Associates PC]

May 7 , 2012

Board of Directors
Banner Corporation
10 S. First Avenue
Walla Walla, Washington 99362

Ladies and Gentlemen:

We have acted as special counsel to Banner Corporation, a Washington corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to 2,000,000 shares of common stock, $0.01 par value per share (the "Common Stock") of the Company, to be offered upon the terms and subject to the conditions set forth in the Banner Corporation Dividend Reinvestment and Direct Stock Purchase and Sale Plan (the "Plan") included in the Registration Statement. The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the number of issued and outstanding shares of Common Stock. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

We have reviewed the Registration Statement, the Articles of Incorporation and Bylaws of the Company, the Plan, a specimen stock certificate evidencing the Common Stock and such other documents and records as we have deemed necessary for purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Company and such other instruments, certificates and representations of public officials, officers and representatives of the Company as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that the certificates representing the Common Stock will be when issued, properly signed by authorized officers of the Company or their agents. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

We are admitted to practice law in the District of Columbia, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of Washington.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Common Stock under the Plan, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Common Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Common Stock.

Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock that may be issued by the Company pursuant to the Plan, upon receipt by the Company of the consideration required therefor, will be legally issued, fully paid and non-assessable shares of Common Stock.

Board of Directors
Banner Corporation
May 7 , 2012

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3.

Sincerely,

/s/BREYER & ASSOCIATES PC

BREYER & ASSOCIATES PC